Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

LASER MEDICAL TECHNOLOGY, INC.

Laser Medical Technology, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation was Endo Technic International Corporation. Endo Technic International Corporation was originally incorporated as Pamplona Capital Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on February 10, 1987. A Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Delaware Secretary on March 2, 1992, which amendment changed the name of the Corporation to Laser Medical Technology, Inc. and reflected a one for two reverse stock split. Another Certificate of Amendment was filed with the Delaware Secretary on June 14, 1993, which amendment restricted revision of the Bylaws and made provisions for a staggered Board of Directors. A Restated Certificate of Incorporation was filed with the Delaware Secretary on February 15, 1994, effecting a one-for-four reverse stock split.

2. This Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of this Corporation.

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

FIRST: The name of the Corporation is BioLase Technology, Inc.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

THIRD: The total number of shares of stock which the Corporation shall have authority to issue is FIFTY ONE MILLION (51,000,000) shares of which stock FIFTY MILLION (50,000,000) shares of $.001 par value shall be common stock and of which ONE MILLION (1,000,000) shares of $.001 par value shall be preferred stock. Upon the date of filing hereof each four outstanding shares of common stock is combined, reconstituted and converted into one new share of common stock. In lieu of issuing fractional shares, fractional shares shall be rounded to the next highest whole share.

FOURTH: The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

FIFTH: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall otherwise provide. The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by or in the manner provided in the bylaws.

SIXTH: A director of the Corporation shall not be personally liable for monetary damages to the Corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

SEVENTH: A director or officer of the Corporation shall not be disqualified by his or her office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of the Corporation is a member of any firm, a stockholder, director or officer of any corporation or trustee or beneficiary of any trust that is in any way interest in such transaction, contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction, contract or act of the Corporation or for any gain or profit directly or indirectly realized by him or her by reason of the fact that he or she or any firm in which he or she is a member of any corporation of which he or she is stockholder, director, or officer, or any trust of which he or she is a trustee, or beneficiary, is interested in such transaction, contract or act; provided the fact that such director or officer or such firm, corporation, trustee, or beneficiary of such trust, is so interested shall have been disclosed or shall have been known to the members of the Board of Directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote to authorize, ratify or approve any such contract, transaction or act, and any officer of the Corporation may take any action within the scope of his or her authority, respecting such contract, transaction or act with like force and effect as if he or she or any firm of which he or she is a member, or any corporation of which he or she is a stockholder, director or officer or any trust in which he or she is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, and notwithstanding any statute or rule of law or equity to the contrary (if any there be) his or her good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporations expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

ELEVENTH: The location of the registered office of this Corporation within the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent at such address is Corporation Service Company.

This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said BioLase Technology, Inc., has caused this Certificate to be signed by the President and attested by the Secretary, this 19th day of May, 1994.

Laser Medical Technology, Inc.

By:	/s/ Ira J. Fertik
President

By:	/s/ Michael B. Jeffers
Secretary

CERTIFICATE OF

DESIGNATIONS, PREFERENCES AND RIGHTS OF

6% REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF BIOLASE TECHNOLOGY, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

BIOLASE TECHNOLOGY, INC., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article THIRD of its Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its $.001 par value Preferred Stock designated as 6% Redeemable Cumulative Convertible Preferred Stock:

RESOLVED, that a series of the class of authorized $.001 par value Preferred Stock of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “6% Redeemable Cumulative Convertible Preferred Stock” (the “6% preferred Stock”) and the number of shares constituting such series shall be One Hundred (100).

Section 2. Dividends and Distributions. The holders of 6% Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends, payable in shares of common stock, $.001 par value, of the Corporation (the “Common Stock”), at the annual rate of Three Thousand Dollars ($3,000). Such dividend shall accrue on the last business day of each calendar month in each year (each such date being referred to herein as a “Monthly Dividend Accrual Date”), commencing September 30, 1996, when and as declared by the Board of Directors. The number of shares of Common Stock to be payable with respect to a month ending on a Monthly Dividend Accrual Date shall be the quotient derived by dividing Two Hundred Fifty Dollars ($250.00), or such portion thereof that proportionately represents a period greater or lesser than a calendar month, by the average closing price for a share of Common Stock on the five (5) trading days preceding (but not including) each Monthly Dividend Accrual Date in the principal market in which Common Stock from time to time trades, as determined by the Corporation’s Board of Directors. All of such dividends shall accrue when and as declared by the Board of Directors but shall only be paid on the Conversion Date (as defined in Section 6 hereof). Accrued but unpaid dividends shall not bear interest.

No dividends or other distributions shall be made with respect to the Common Stock or any other stock of the Corporation ranking junior to the 6% Preferred Stock until cumulative dividends on the 6% Preferred Stock for all past dividend periods shall have been declared.

Section 3. Voting Rights. Except as otherwise required by law, the holder of each share of 6% Preferred Stock shall have one vote with respect to such share, and such votes shall be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class.

Section 4. Reacquired Shares. Any shares of the 6% Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly upon the acquisition thereof and upon their retirement shall return to the status of authorized but unissued shares of $.001 par value Preferred Stock.

Section 5. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the Corporation, subject to the prior preferences and other rights of any stock ranking senior to the 6% Preferred Stock, but before any distribution or payment shall be made to the holders of stock ranking senior to the 6% Preferred Stock, the holders of the 6% Preferred Stock shall be entitled to be paid with respect to each share of 6% Preferred Stock the sum of (A) Fifty Thousand Dollars ($50,000) and (B) an amount calculated as a six percent (6%) per annum return on Fifty Thousand Dollars for the period from the date of issuance of such share of 6% Preferred Stock through the date on which such liquidation, dissolution or other winding up of the Corporation is finally determined and no more, and in particular no further payment shall be made in respect of any dividends previously declared but not yet paid. Such payment shall be made in cash or property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made to the holders of the 6% Preferred Stock of all amounts to which such holders shall be entitled and if payment shall have been made in full to the holders of any stock ranking senior to or on a parity with the 6% Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of stock ranking junior to the 6% Preferred Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the 6% Preferred Stock and of any stock on a parity therewith shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any stock ranking senior to the 6% Preferred Stock of the full amounts to which they may be entitled shall be distributed among the holders of the 6% Preferred Stock and of any stock on a parity therewith, ratable in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation, nor the sale of all or substantially all of the assets of the Corporation to another corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 5.

In the case of a proposed voluntary liquidation, dissolution or other winding up of the Corporation, the Corporation shall mail at least thirty (30) days before such voluntary liquidation, dissolution or other winding up of the Corporation is finally determined a notice to each holder of record of shares of 6% Preferred Stock, addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Such notice shall include (i) a description of the proposed voluntary liquidation, dissolution or other winding up of the Corporation and (ii) an statement of the date on which a final determination with respect thereto is anticipated.

Section 6. Conversion. The 6% Preferred Stock shall be convertible into Common Stock as follows:

(A) Optional Conversion. Subject to and upon compliance with the provisions of this Section 6, the holder of any shares of 6% Preferred Stock shall have the right at such holder’s option, at any time or from time to time (except as set forth below), to convert any shares of 6% Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereinafter defined) in effect on the Conversion Date (as hereinafter defined) upon the terms hereinafter set forth; provided, however, that no share of 6% Preferred Stock shall be convertible before the seventieth (70th) day following the initial issuance of shares of 6% Preferred Stock.

(B) Automatic Conversion. Each share of 6% Preferred Stock then outstanding shall automatically be converted on August 31, 1998, without any further act of the Corporation or the holders thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereinafter defined) then in effect, provided the Corporation’s Board of Directors has declared and made provision for the payment of the dividend contemplated by Section 2 hereof on each share of 6% Preferred Stock then outstanding through each Monthly Dividend Accrual Date from the original issuance of such shares through August 31, 1998.

In addition, in the event (i) the Corporation has entered into a letter of intent or agreement, conditional or unconditional, with one or more broker-dealers with a view towards an underwritten public offering of Common Stock or other securities of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) such letter of intent or agreement has not been terminated or suspended and remains in force and effect, (iii) the Corporation’s Board of Directors has declared and made provision for the payment of the dividend contemplated by Section 2 hereof on each share of 6% Preferred Stock then outstanding through each Monthly Dividend Accrual Date from the original issuance of such shares through the Monthly Dividend Accrual Date next preceding action by the Board of Directors to effect the automatic conversion of shares of 6% Preferred Stock pursuant to this paragraph, and (iv) at least one hundred thirty-five (135) days have passed since the initial issuance of shares of 6% Preferred Stock, then the Corporation at the option of the Board of Directors of the Corporation may effect the automatic conversion of all outstanding shares of 6% Preferred Stock, on the date that the Board of Directors takes such action effecting automatic conversion. Upon a determination of the Board of Directors of the Corporation so to effect the automatic conversion of all outstanding shares of 6% Preferred Stock, the Corporation shall forthwith mail a notice to each holder of record of shares of 6% Preferred Stock, addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. The notice shall include (i) the class of shares automatically converted, (ii) the Conversion Date on which the shares of 6% Preferred Stock were automatically converted and (iii) the Conversion Price in effect on such Conversion Date.

(C) Conversion Price. Each share of 6% Preferred Stock shall be converted into a number of shares of Common Stock equal to the quotient determined by dividing (i) Fifty Thousand Dollars ($50,000) by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Common Stock shall be issuable upon conversion of shares of 6% Preferred Stock shall be equal to eighty-two percent (82%) of the average closing price of the Common Stock in the principal market in which it is then traded, as determined by the Corporation’s Board of Directors, for the five (5) trading days immediately preceding, but not including, the Conversion Date; provided, however, that (A) in no event shall the Conversion Price exceed the greater of (i) Five Dollars ($5.00) and (ii) one hundred fifty percent (150%) of the average closing price of Common Stock in the principal market in which it is then traded, as determined by the Corporation’s Board of Directors, for the five (5) trading days preceding, but not including, the date of the initial issuance of shares of 6% Preferred Stock and (B) in the event such average closing price during the five trading days preceding a Conversion Date is below One Dollar ($1.00) the Conversion Price shall be calculated at one hundred percent (100%) of such average closing price.

(D) Mechanics of Conversion. The holder of any shares of 6% Preferred Stock may exercise the conversion right specified in Section 6(A) by surrendering to the Corporation or any transfer agent of the Corporation for the 6% Preferred Stock the certificate or certificates for the shares to be converted, accompanied by written notice, in a form designated by the Corporation and available to such holder at the principal executive offices of the Corporation, specifying the number of shares to be converted and providing representations regarding compliance with applicable securities laws and regulations. Upon the occurrence of an event specified in Section 6(B), the outstanding shares of 6% Preferred Stock shall be converted automatically without any further action by the Corporation or the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or such transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of 6% Preferred Stock deemed converted are delivered either to the Corporation or such transfer agent. Conversion shall be deemed to have been effected on the date when such written notice of an election to convert (in the form designated by the Corporation) and certificates for the shares to be converted are received by the Corporation or such transfer agent or on a date specified in Section 6(B), as the case may be, and such date is referred to herein as the Conversion Date. As promptly as practicable thereafter (and after surrender of the certificate or certificates, representing the shares of 6% Preferred Stock so being converted to the Corporation or such transfer agent in the case of conversions pursuant to Section 6(B)), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled (including shares of Common Stock representing accrued but unpaid dividends on the shares being converted) and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 6(E) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of 6% Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 6(A) hereof, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of 6% Preferred Stock representing the unconverted portion of the certificate so surrendered.

(E) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of any shares of 6% Preferred Stock. If more than one share of 6% Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 6% Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of 6% Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Conversion Price.

(F) Conversion Adjustments. The number of shares of Common Stock issuable upon conversion of shares of 6% Preferred Stock shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall (a) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock; (b) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding Common Stock into a smaller number of shares and such event shall have a record date during a period over which the Conversion Price is being calculated, the closing price of a share of Common Stock prior to such record date shall be proportionately adjusted so that it applies to the number of shares of Common Stock which such share would have represented had such record date occurred immediately prior to the period over which the Conversion Price is being calculated.

(ii) If the Corporation shall (a) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock; (b) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding Common Stock into a smaller number of shares, any dividend which had been declared in shares of Common Stock and then remains unpaid shall be proportionately adjusted so that the dividend becomes payable in that number of shares of Common Stock which a holder would have held had such dividend been paid immediately prior to the effective date of such subdivision, combination or reclassification. Successive adjustments shall be made whenever any event specified above shall occur.

(iii) In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of 6% Preferred Stock shall, after the date of such consolidation, merger, sale, lease or conveyance, be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of 6% Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the 6% Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of the 6% Preferred Stock.

(iv) All calculations under this Section 6(F) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

Section 7. Redemption.

(A) Conditions to Redemption. The shares of 6% Preferred Stock are subject to redemption, out of funds legally available therefore, in whole or from time to time in part, at the option of the Board of Directors of the Corporation, but only at such time as (i) the average closing price for a share of the Corporation’s Common Stock in the principal market in which it then trades, as determined by the Board of Directors, for the five (5) trading days immediately preceding the determination to redeem, is at or below an amount equal to fifty percent (50%) of the average closing price for a share of the Corporation’s Common Stock in the principal market in which it then trades, as determined by the Board of Directors, for the five (5) trading days immediately preceding the initial issuance of shares of 6% Preferred Stock and (ii) the Corporation’s Board of Directors has declared and made provision for the payment of the dividend contemplated by Section 2 hereof on each share of 6% Preferred Stock then outstanding through each Monthly Dividend Accrual Date from the original issuance of such shares through the Monthly Dividend Accrual Date next preceding the determination by the Board of Directors to redeem shares of 6% Preferred Stock. Upon a determination by the Board of Directors to redeem all or a portion of the outstanding shares of 6% Preferred Stock and the dispatch of a notice of redemption as hereinafter provided through the date fixed for redemption, the shares so to be redeemed shall not be convertible into shares of Common Stock.

(B) Redemption Price. The redemption price per share of 6% Preferred Stock shall be the sum, payable in cash, of (A) Fifty-Five Thousand Dollars ($55,000) and (B) an amount calculated as a six percent (6%) per annum return on Fifty Thousand Dollars ($50,000) for the period from the issuance of such share of 6% Preferred Stock through the date of redemption and no more (the “Redemption Price”), and in particular no further payment shall be made in respect of any dividends previously declared but not yet paid.

(C) Selection of Shares for Partial Redemption. If only a portion of the then outstanding shares of 6% Preferred Stock is to be redeemed, the redemption shall be carried out pro rata or, at the option of the Board of Directors of the Corporation, the shares to be redeemed shall be selected by lot.

(D) Mechanics of Redemption. On the date the determination to redeem all or a portion of the outstanding shares of the 6% Preferred Stock is made, the Corporation shall mail a notice of redemption to each holder of record of shares of 6% Preferred Stock so to be redeemed, addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, not earlier than twenty-eight (28) days nor later than ten (10) days before the date fixed for redemption. The notice shall include (i) the class of shares or the part of the class of shares to be redeemed, (ii) the date fixed for redemption, (iii) the Redemption Price or the formula for determining the Redemption Price, (iv) the place at which the shareholders may obtain payment of the Redemption Price upon surrender of their share certificates, and (v) notification that effective with the dispatch of such notice the right to convert the shares called for redemption may no longer be exercised.

On the date fixed for the redemption, the Corporation shall set aside and shall thereafter keep available solely for payment of the Redemption Price of shares of 6% Preferred Stock called for redemption a cash sum equal to the aggregate Redemption Price of the shares so called for redemption. On such date and to the extent such cash sum is so set aside, whether or not the share certificates are surrendered for payment of the Redemption Price, the shares of 6% Preferred Stock called for redemption shall no longer be outstanding, and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares so redeemed on the date fixed for redemption and shall be entitled thereafter only to receive the Redemption Price without interest upon surrender of the share certificate or certificates representing the shares so redeemed.

In the event the Corporation does so set aside a cash sum for payment of the Redemption Price of shares of 6% Preferred Stock called for redemption but said sum is insufficient to pay the Redemption Price in cash for all of the shares so called for redemption, that number of shares called for redemption for which the Redemption price shall not have been set aside shall continue to be outstanding but shall thereafter no longer be subject to redemption pursuant to this Section 7. The shares of 6% Preferred Stock called for redemption for which the Redemption Price shall be considered not to have been set aside shall be selected from the shares called for redemption in the same manner as shares are selected for redemption pursuant to Paragraph (C) of this Section 7 in the event only a portion of the then outstanding shares of 6% Preferred Stock is to be redeemed.

Section 8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of 6% Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation’s Restated Certificate of Incorporation. The shares of 6% Preferred Stock shall have no preemptive or subscription rights.

IN WITNESS WHEREOF, BIOLASE TECHNOLOGY, INC. has caused this CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF 6% REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK to be duly executed by its Secretary, and has caused its corporate seal to be affixed thereto this 24th day of July, 1996.

BIOLASE TECHNOLOGY, INC.

By:	/s/ Stephen R. Tartamella
Stephen R. Tartamella
Vice President, Secretary

CERTIFICATE OF

DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A 6% REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED

STOCK OF

BIOLASE TECHNOLOGY, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

BIOLASE TECHNOLOGY, INC., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article THIRD of its Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its $.001 par value Preferred Stock designated as Series A 6% Redeemable Cumulative Convertible Preferred Stock:

RESOLVED, that a series of the class of authorized $.001 par value Preferred Stock of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A 6% Redeemable Cumulative Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be one hundred (100).

Section 2. Dividends and Distributions. The holders of Series A Preferred Stock shall be entitled to receive out of funds legally available therefore cash dividends at the quarterly rate of Seven Hundred Fifty Dollars ($750) per share, and no more. Such dividends shall be cumulative, shall accrue on each share of Series A Preferred Stock from the date of issuance thereof, whether or not earned or declared by the Board of Directors, and shall be payable, on the last business day of each calendar quarter in each year (each such date being referred to herein as a “Quarterly Dividend Accrual Date”), commencing December 31, 1996. Dividends payable on shares of Series A Preferred Stock for any period less than a full calendar quarter shall be computed on the basis of the actual number of days elapsed and a ninety (90) day quarter.

No dividends or other distributions shall be made with respect to the Common Stock or any other stock of the Corporation ranking junior with respect to the payment of dividends to the Series A Preferred Stock until cumulative dividends on the Series A Preferred Stock for all past dividend periods shall have been declared and paid or set aside for payment.

Section 3. Voting Rights. Except as otherwise required by law, the holder of each share of Series A Preferred Stock shall have one vote with respect to such share, and such votes shall be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class.

Section 4. Reacquired Shares. Any shares of the Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly upon the acquisition thereof and upon their retirement shall return to the status of authorized but unissued shares of $.001 par value Preferred Stock.

Section 5. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the Corporation, subject to the prior preferences and other rights of any stock ranking senior to the Series A Preferred Stock, but before any distribution or payment shall be made to the holders of stock ranking junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to be paid with respect to each share of Series A Preferred Stock the sum of (A) Fifty Thousand Dollars ($50,000) and (B) an amount equal to the difference calculated by subtracting (i) all dividends paid on such share of Series A Preferred Stock since the issuance of such share from (ii) six percent (6%) per annum on Fifty Thousand Dollars ($50,000) for the period from the date of issuance of such share of Series A Preferred Stock through the date on which such liquidation, dissolution or other winding up of the Corporation is finally determined and no more, and in particular no further payment shall be made in respect of any dividends previously accrued or declared but no yet paid. Such payment shall be made in cash or property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made to the holders of the Series A Preferred Stock of all amounts to which such holders shall be entitled and if payment shall have been made in full to the holders of any stock ranking senior to or on a parity with the Series A Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of stock ranking junior to the Series A Preferred Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any stock on a parity therewith shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any stock ranking senior to the Series A Preferred stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A Preferred Stock and of any stock on a parity therewith, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation, nor the sale of all or substantially all of the assets of the Corporation to another corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 5.

In the case of a proposed voluntary liquidation, dissolution or other winding up of the Corporation, the Corporation shall mail at least thirty (30) days before such voluntary liquidation, dissolution or other winding up of the Corporation is finally determined a notice to each holder of record of shares of Series A Preferred Stock, addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Such notice shall include (i) a description of the proposed voluntary liquidation, dissolution or other winding up of the Corporation and (ii) an statement of the date on which a final determination with respect thereto is anticipated.

Section 6. Conversion. The Series A Preferred Stock shall be convertible into Common Stock as follows:

(A) Optional Conversion. Subject to and upon compliance with the provisions of this Section 6, the holder of any shares of Series A Preferred Stock shall have the right at such holder’s option, at any time or from time to time during the first thirty (30) days following the initial issuance of shares of Series A Preferred Stock but only during said thirty (30) day period, to convert any share of Series A Preferred Stock into eighteen thousand one hundred eighty-two (18,182) fully paid and nonassessable shares of Common Stock upon the terms hereinafter set forth.

In addition, subject to and upon compliance with the provisions of this Section 6 the holder of any shares of Series A Preferred Stock shall have the right at such holder’s option, at any time or from time to time on and after the ninetieth (90th) day following the initial issuance of shares of Series A Preferred Stock but not before the ninetieth (90th) day following such initial issuance, to convert any shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereinafter defined) in effect on the Conversion Date (as hereinafter defined) upon the terms hereinafter set forth.

(B) Automatic Conversion. Each share of Series A Preferred Stock then outstanding shall automatically be converted on the second (2nd) anniversary of the initial issuance of shares of Series A Preferred Stock, without any further act of the Corporation or the holders thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price then in effect.

In addition, in the event (i) the Corporation has entered into a letter of intent or agreement, conditional or unconditional, with one or more broker-dealers with a view towards an underwritten public offering of Common Stock or other securities of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (ii) such letter of intent or agreement has not been terminated or suspended and remains in force and effect, then the Corporation at the option of the Board of Directors of the Corporation may effect the automatic conversion of all outstanding shares of Series A Preferred Stock on the date that the Board of Directors takes such action effecting automatic conversion. Upon the automatic conversion of outstanding shares of Series A Preferred Stock, the Corporation shall forthwith mail a notice to each holder of record of shares of Series A Preferred Stock, addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. The notice shall include (i) the class of shares automatically converted, (ii) the Conversion Date on which the shares of Series A Preferred Stock were automatically converted, (iii) the Conversion Price in effect on such Conversion Date and (iv) the procedure to be followed to obtain the shares of Common Stock into which such shares of Series A Preferred Stock have been automatically converted.

(C) Conversion Price. Commencing on the ninetieth (90th) day following the initial issuance of shares of Series A Preferred Stock, each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock equal to the quotient determined by dividing (i) the sum of (a) Fifty Thousand Dollars ($50,000) and (b) an amount equal to the difference calculated by subtracting (x) all dividends paid on the share of Series A Preferred Stock being converted since the issuance of such share from (y) six percent (6%) per annum on Fifty Thousand Dollars ($50,000) for the period from the date of issuance of such share of Series A Preferred Stock through the Conversion Date by (ii) the Conversion Price in effect on the Conversion Date. The “Conversion Price” at which shares of Common Stock shall be so issuable upon conversion of shares of Series A Preferred Stock shall be equal to eighty percent (80%) of the average closing price of the Common Stock in the principal market in which it is then traded, as determined by the Corporation’s Board of Directors but if then traded on a national securities exchange, the Nasdaq National Market System or the Nasdaq SmallCap Market one of such markets must be determined to be such principal market, for the five (5) trading days immediately preceding, but not including, the Conversion Date; provided, however, that in no event shall the Conversion Price either (a) exceed the one hundred thirty percent (130%) of the average closing price of Common Stock in the principal market in which it is then traded, as determined by the Corporation’s Board of Directors, for the five (5) trading days preceding, but not including, the date of the initial issuance of shares of Series A Preferred Stock (the “Closing Average Price”) or (b) be less than the greater of (I) seventy percent (70%) of the Closing Average Price and (II) Two Dollars ($2.00).

(D) Mechanics of Conversion. The holder of any shares of Series A Preferred Stock may exercise the conversion right specified in Section 6(A) by surrendering to the Corporation or any transfer agent of the Corporation for the Series A Preferred Stock the certificate or certificates for the shares to be converted, accompanied by written notice, in a form designated by the Corporation and available to such holder at the principal executive offices of the Corporation, specifying the number of shares to be converted and providing representations regarding compliance with applicable securities laws and regulations. Upon the occurrence of an event specified in Section 6(B), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the Corporation or the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or such transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series A Preferred Stock deemed converted are delivered either to the Corporation or such transfer agent. Conversion shall be deemed to have been effected on the date when such written notice of an election to convert (in the form designated by the Corporation) and certificates for the shares to be converted are received by the Corporation or such transfer agent or on a date specified in Section 6(B), as the case may be, and such date is referred to herein as the “Conversion Date”. As promptly as practicable thereafter (and after surrender of the certificate or certificates representing the shares of Series A Preferred Stock so being converted to the Corporation or such transfer agent in the case of conversions pursuant to Section 6(B)), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 6(E) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 6(A) hereof), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

(E) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Conversion Price.

(F) Conversion Adjustments. The number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall (a) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock; (b) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding Common Stock into a smaller number of shares and such event shall have a record date during a period over which the Conversion Price is being calculated, the closing price of a share of Common Stock prior to such record date shall be proportionately adjusted so that it applies to the number of shares of Common Stock which such share would have represented had such record date occurred immediately prior to the period over which the Conversion Price is being calculated.

(ii) In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall, after the date of such consolidation, merger, sale, lease or conveyance, be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of the Series A Preferred Stock.

(iii) All calculations under this Section 6 (F) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

Section 7. Redemption.

(A) Conditions to Redemption. At any time on or after the one hundred eightieth (180th) day following the initial issuance of shares of Series A Preferred Stock, the shares of Series A Preferred Stock are subject to redemption, out of funds legally available therefore, in whole or from time to time in part, at the option of the Board of Directors of the Corporation.

(B) Redemption Price. The redemption price per share of Series A Preferred Stock shall be the sum, payable in cash, of (A) Sixty Thousand Dollars ($60,000) and (B) an amount equal to the difference calculated by subtracting (i) all dividends paid on such share of Series A Preferred Stock since the issuance of such share from (ii) six percent (6%) per annum on Fifty Thousand Dollars ($50,000) for the period from the date of issuance of such share of Series A Preferred Stock through the date of redemption and no more (the “Redemption Price”), and in particular no further payment shall be made in respect of any dividends previously declared but not yet paid.

(C) Selection of Shares for Partial Redemption. If only a portion of the then outstanding shares of Series A Preferred Stock is to be redeemed, the redemption shall be carried out pro rata or, at the option of the Board of Directors of the Corporation, the shares to be redeemed shall be selected by lot.

(D) Mechanics of Redemption. Promptly following the determination to redeem all or a portion of the outstanding shares of the Series A Preferred Stock is made, the Corporation shall mail a notice of redemption to each holder of record of shares of Series A Preferred Stock so to be redeemed, addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is locate. Such notice shall be given not later than twenty-eight (28) days prior to the date fixed for redemption. The notice shall include (i) the class of shares or the part of the class of shares to be redeemed, (ii) the date fixed for redemption, (iii) the Redemption Price or the formula for determining the Redemption Price, and (iv) the place at which the shareholders may obtain payment of the Redemption Price upon surrender of their share certificates.

On the date fixed for the redemption, the shares of Series A Preferred Stock called for redemption shall no longer be outstanding, and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares so redeemed on the date fixed for redemption and shall be entitled thereafter only to receive the Redemption Price without interest upon surrender of the share certificate or certificates representing the shares so redeemed.

Section 8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation’s Restated Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

IN WITNESS WHEREOF, BIOLASE TECHNOLOGY, INC. has caused this CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A 6% REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK to be duly executed by its Vice President and Secretary, and has caused its corporate seal to be affixed thereto this 20th day of September, 1996.

BIOLASE TECHNOLOGY, INC.

By:	/s/ Stephen R. Tartamella
Stephen R. Tartamella
Vice President & Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATION

OF BIOLASE TECHNOLOGY, INC.

FILED IN THE OFFICE OF SECRETARY OF STATE

OF DELAWARE ON JULY 25, 1996

BIOLASE TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the Corporation is BioLase Technology, Inc.

2. That a Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of BioLase Technology, Inc. (the “Certificate”) was filed by the Secretary of State of Delaware on July 25, 1996 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: The Certificate should be deleted in its entirety and rendered null and void.

4. The entire Certificate, including Sections 1-8, are hereby eliminated in its entirety and rendered null and void.

IN WITNESS WHEREOF, BioLase Technology, Inc. has caused this Certificate of Correction to be signed by Donald A. La Point, its President, and attested by Stephen R. Tartamella, its Secretary, on this 27th day of January, 1997.

BIOLASE TECHNOLOGY, INC.

By:	/s/ Donald A. La Point
DONALD A. LA POINT, President

ATTEST:

/s/ Stephen R. Tartamella
STEPHEN R. TARTAMELLA, Secretary

CERTIFICATE OF DESIGNATIONS

OF

SERIES B JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK

OF

BIOLASE TECHNOLOGY, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

BIOLASE TECHNOLOGY, INC., a Delaware corporation (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company, as contemplated by Section 151 of the General Corporation Law of the State of Delaware, at a meeting duly called and held on December 18, 1998.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states and fixes the designation of and number of shares in such series and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

Series B Junior Participating Cumulative Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Cumulative Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series B Preferred Stock.

Section 2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum) or (ii) subject to the provision herein set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount to which the holder of each share of Series B Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Company shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Company.

(b) Except as otherwise provided herein, in the Certificate of Incorporation, in any other Certificate of Designations creating a series of preferred stock or any similar stock or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(d) In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate number of votes to which each holder of a share of Series B Preferred Stock was entitled immediately prior to such event under subsection (a) above shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Company shall not, directly or indirectly:

(i) declare or pay dividends on, or make any other distributions with respect to any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions with respect to any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to: (i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the greater of (A) $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock; or (ii) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred

Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate amount to which each holder of a share of Series B Preferred Stock was entitled immediately prior such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger or Other.

In the event the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such event each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption.

The shares of Series B Preferred Stock shall not be redeemable.

Section 9. Rank.

The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of the Company’s preferred stock whether issued before or after the issuance of the Series B Preferred Stock, unless such series is specifically designated to be junior to or on a parity with Series B Preferred Stock.

Section 10. Fractional Shares.

Fractional shares of Series B Preferred Stock may be issued but, unless the Board of Directors of the Company shall otherwise determine, only in multiples of one one-hundredths of a share. The holder of any fractional share of Series B Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to Series B Preferred Stock in the same proportion as such fractional share bears to a whole share of Series B Preferred Stock.

Section 11. Amendment.

The Certificate of Incorporation of the Company shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its President and attested by its Secretary this 21st day of December, 1998.

By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
President

Attest:

/s/ Stephen R. Tartamella
Stephen R. Tartamella
Secretary